EXHIBIT 99.1

REVOCABLE PROXY
(RETURN IN WHITE ENVELOPE)
Solicited by the Board of Directors for the
Special Meeting of Shareholders
June 28, 2017
The undersigned holder of Class A common stock, Series I, no par value (“common stock”), of Citywide Banks of Colorado, Inc., a Colorado corporation (“Citywide”), acknowledges receipt of the Notice of Special Meeting of Shareholders of Citywide and the accompanying proxy statement/prospectus dated , 2017, and, revoking any proxy heretofore given, hereby constitutes and appoints Martin J. Schmitz and Jeffrey J. Schmitz or either of them, with full power of substitution, as attorney and proxy to appear and vote all of the shares of common stock of Citywide registered in the name(s) of the undersigned and held by the undersigned of record as of May 22, 2017, at the Special Meeting of Shareholders of Citywide to be held on the 28th day of June, 2017 at 4:00 p.m., local time, at 6500 E. Hampden Avenue, Denver, Colorado 80224, and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Special Meeting and more fully described in the proxy statement/prospectus, and to vote on all other matters which may be properly presented for action at the Special Meeting. All properly executed proxies will be voted as indicated.
1.    Approval and adoption of the Agreement and Plan of Merger dated as of February 13, 2017, by and between Heartland Financial USA, Inc. and Citywide, as such agreement may be amended from time to time (the “Merger Agreement”) and the transactions contemplated by the Merger Agreement (the “Citywide merger proposal”).
☐ FOR         ☐ AGAINST        ☐ ABSTAIN
2.    Approval of one or more adjournments of the Citywide Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Citywide merger proposal (the “Citywide adjournment proposal”).
☐ FOR          ☐AGAINST        ☐ ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CITYWIDE MERGER PROPOSAL AND “FOR” THE CITYWIDE ADJOURNMENT PROPOSAL (IF NECESSARY OR APPROPRIATE). THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO CITYWIDE, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE CITYWIDE MERGER PROPOSAL AND “FOR” THE CITYWIDE ADJOURNMENT PROPOSAL.

WITNESS my hand this ______ day of ________________ 2017.

(SIGNATURE)	(PRINTED NAME)

(SIGNATURE, IF HELD JOINTLY)	(PRINTED NAME)

(ADDRESS)

(No. of Shares of Series I Common Stock)
Please date and sign exactly as your name(s) appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. All joint owners should sign. If a corporation, please sign in full corporate name by an authorized officer and affix the corporate seal. If a partnership, please sign in partnership name by authorized person.
WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS REVOCABLE PROXY AS SOON AS POSSIBLE FOR RECEIPT NO LATER THAN JUNE 27, 2017 BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
I/WE DO ____ DO NOT ___ EXPECT TO ATTEND THIS MEETING.

YOUR PROXY MAY BE WITHDRAWN OR REVOKED AT ANY TIME
PRIOR TO ITS EXERCISE.